POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FUNDMANAGER TRUST and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                    TITLE                          DATE


                              Chairman and Trustee
Dexter A. Dodge               (Chief Executive Officer)


                              President
Charles B. Lipson             (Principal Executive Officer)


/s/Judith J. Mackin           Treasurer          January 20, 1997
Judith J. Mackin              (Principal Financial and
                               Accounting Officer)


                              Trustee
Ernst T. Kendall


                              Trustee
Richard B. Osterberg


/s/John R. Haack              Trustee            January 20, 1997
John R. Haack


Sworn to and subscribed before me this 20th day of January, 1997



/s/Marie M. Hamm
Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Association
of Notaries